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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Plan of PeopleSoft Inc., of our report dated February 4, 2000, with respect to the consolidated financial statements of PeopleSoft, Inc. for the year ended December 31, 1999, included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Walnut Creek, California
October 14, 2002